HONG KONG WAI BO INTERNATIONAL LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009

HONG KONG WAI BO INTERNATIONAL LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Hong Kong Wai Bo International Limited

We have audited the accompanying consolidated balance sheets of Hong Kong Wai Bo International Limited and subsidiaries (“the Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hong Kong Wai Bo International Limited and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/GHP HORWATH, P.C.

Denver, Colorado
October 21, 2010

HONG KONG WAI BO INTERNATIONAL LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2009
(US dollars in thousands, except share data)

	December 31,
	2008	2009

ASSETS

Current assets:
Cash and cash equivalents	$4,388	$22,131
Trade accounts receivable	14,196	18,117
Inventories	1,370	1,199
Prepayments and other	38	405

Total current assets	19,992	41,852
Property, plant and equipment, net	9,189	8,215

Total assets	$29,181	$50,067

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$166	$14
Accruals and other payables	2,094	1,800
Income taxes payable	1,026	2,623
Current portion of long-term debt	2,932	3,631
Dividends payable	-	22,809
Due to shareholders	9,964	596

Total current liabilities	16,182	31,473
Long-term debt, net of current portion	704	-

Total liabilities	16,886	31,473

Commitments and contingencies

Shareholders’ equity:
Ordinary shares, par value $0.13 per share; authorized 56,500,000 shares; issued and outstanding 2 and 56,500,000 shares on December 31, 2008 and 2009	-	7,281
Statutory reserve	5,200	5,425
Retained earnings	3,292	2,103
Accumulated other comprehensive income	3,803	3,785
Total shareholders’ equity	12,295	18,594

Total liabilities and shareholders’ equity	$29,181	$50,067

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands)

	Year Ended December 31,
	2007	2008	2009

Sales	$33,104	$53,066	$64,463
Cost of sales	(19,602)	(30,505)	(36,452)

Gross margin	13,502	22,561	28,011
Operating expenses	(1,485)	(2,581)	(3,487)
Income from operations	12,017	19,980	24,524

Interest expense	(149)	(231)	(187)
Interest income and other	56	203	133
	(93)	(28)	(54)

Income before income taxes	11,924	19,952	24,470
Income tax expense	(628)	(1,026)	(2,625)

Net income	$11,296	$18,926	$21,845

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands)

	Year Ended December 31,
	2007	2008	2009

Net income	$11,296	$18,926	$21,845
Other comprehensive income (loss):
Foreign currency translation adjustments	1,567	2,088	(18)

Total comprehensive income	$12,863	$21,014	$21,827

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share data)

	Ordinary shares		Statutory	Retained	Accumulated other comprehensive
	Shares	Amount	reserve	earnings	income	Total

Balances at January 1, 2007	2	$-	$1,262	$4,274	$148	$5,684
Transfers to statutory reserve	-	-	1,769	(1,769)	-	-
Dividends	-	-	-	(8,170)	-	(8.170)
Net income	-	-	-	11,296	-	11,296
Foreign currency translation adjustments	-	-	-	-	1,567	1,567

Balances at December 31, 2007	2	-	3,031	5,631	1,715	10,377
Transfers to statutory reserve	-	-	2,169	(2,169)	-	-
Dividends	-	-	-	(19,096)	-	(19,096)
Net income	-	-	-	18,926	-	18,926
Foreign currency translation adjustments	-	-	-	-	2,088	2,088

Balances at December 31, 2008	2	-	5,200	3,292	3,803	12,295

Issuance of shares	56,499,998	7,281	-	-	-	7,281

Transfers to statutory reserve	-	-	225	(225)	-	-

Net income	-	-	-	21,845	-	21,845

Dividends declared	-	-	-	(22,809)	-	(22,809)

Foreign currency translation adjustments	-	-	-	-	(18)	(18)

Balances at December 31, 2009	56,500,000	$7,281	$5,425	$2,103	$3,785	$18,594

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands)

	Year Ended December 31,
	2007	2008	2009

Operating activities:
Net income	$11,296	$18,926	$21,845

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	764	946	972

Changes in operating assets and liabilities:
Trade accounts receivable	(5,231)	(1,793)	(3,942)
Inventories	(427)	(160)	169
Prepayments and other	(15)	34	(366)
Taxes payable	266	735	1,600
Trade accounts payable	(1)	73	(152)
Accruals and other payables	763	269	(291)

Net cash provided by operating activities	7,415	19,030	19,835

Investing activities:
Acquisitions of property, plant and equipment	(1,089)	(79)	(11)
Net cash used in investing activities	(1,089)	(79)	(11)

Financing activities:
Proceeds from long-term debt	3,614	2,886	2,928
Payments on long-term debt	(1,319)	(3,896)	(2,928)
Payment of dividends	(8,170)	(19,096)	-
Advances from shareholders	4,473	5,719	7,442
Repayment of advances from shareholders	(3,835)	(4,342)	(9,517)

Net cash used in financing activities	(5,237)	(18,729)	(2,075)

Increase in cash and cash equivalents	1,089	222	17,749
Effect of exchange rates on changes in cash and cash equivalents	456	846	(6)
Cash and cash equivalents, beginning of year	1,775	3,320	4,388

Cash and cash equivalents, end of year	$3,320	$4,388	$22,131

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$149	$231	$187
Income taxes	$362	$276	$1,026
Noncash investing and financing activities:
Issuance of shares offset with amounts due to shareholders	$-	$-	$7,281
Dividends cleared	$-	$-	$22,809

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

1.	ORGANIZATION AND BUSINESS OF THE COMPANY

These are the consolidated financial statements of Hong Kong Wai Bo International Limited (“HK Wai Bo” or the “Company”).  The chairman of the board and chief executive officer of the Company is Ms. Joanny Kwok (“Ms. Kwok”).   HK Wai Bo, through its wholly-owned operating subsidiaries, Yunnan Zhaoyang Weili Starch Co., Ltd. (“Yunnan WeiLi”), Guizhou Province Weining Weili Starch Co., Ltd. (“Guizhou WeiLi”) and Gansu Weibao Starch Co., Ltd. (“Gansu WeiBao”), is principally engaged in the business of processing potatoes and selling potato starch products.  HK Wai Bo and its operating subsidiaries are collectively referred to herein as (the “Group”).

The Group mainly focuses on serving the local market in the Peoples Republic of China (the “PRC”).  Currently, the Group’s products are sold to customers in twelve provinces and four municipalities in the PRC.  Sales of the Group’s products are generated using a combination of direct sales and distributor agreements. The Group created the “Weibao” and “Jiabao” brands with emphasis on high quality, purity, whiteness and consistency.  The Weibao brand is targeted at industrial users such as food and pharmaceutical manufacturers, while the Jiabao brand is targeted at food service operators such as restaurants, caterers and the customer retail market.

HK Wai Bo was incorporated in Hong Kong on December 30, 2005 as a private company limited by shares with an authorized capital of HK$2.00 consisting of two ordinary shares at a par value of HK$1.00 per share.  In July 2009, pursuant to a Board resolution, HK Wai Bo increased its share capital to HK$56,500,000 consisting of 56,499,998 ordinary shares at a par value of HK$1.00 per share.  Such new ordinary shares were issued in July 2009 to the existing shareholders of HK Wai Bo as well as a close family member of the shareholders, in exchange for amounts owed to the shareholders by HK Wai Bo.  The ordinary shares were issued at par value; therefore, $7,281 was capitalized within shareholders’ equity.

Yunnan WeiLi, Guizhou WeiLi and Gansu WeiBao were incorporated in the PRC on April 30, 2003, May 6, 2003 and May 12, 2006, respectively, as wholly foreign-owned limited liability companies. Gansu Wei Bo was incorporated as a wholly-owned subsidiary of HK Wai Bo.

Prior to July 15, 2008, Yunnan WeiLi and Guizhou WeiLi were wholly-owned subsidiaries of Ever Flow International Limited (“Ever Flow”), a private company incorporated in Hong Kong that was majority-owned (60%) and controlled by Ms. Kwok and a close family member, the same shareholders that owned 100% of the equity interest in HK Wai Bo.  On July 15, 2008, the owners of HK Wai Bo purchased the 40% equity interest in Ever Flow that was owned by third parties for approximately $9 million.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

1.	ORGANIZATION AND BUSINESS OF THE COMPANY (Continued)

In October 2008, Ever Flow transferred its entire equity interest in Guizhou WeiLi and Yunnan WeiLi to HK Wai Bo.  At the date of the transfer, both companies were 100%-owned by the same shareholders.  Therefore, the acquisition of the two entities by HK Wai Bo was accounted for as a common control transaction.  The net assets transferred to HK Wai Bo were recorded at their carrying values at the date of the transfer.  The historical operations of Yunnan WeiLi and Guizhou WeiLi prior to October 2008 have been combined in these financial statements and are reflected in the consolidated financial statements for all periods presented, as these entities were under common control for all periods presented prior to the transfer.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of consolidation

The consolidated financial statements of the Group are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying financial statements present the consolidated financial position of the Group as of December 31, 2008 and 2009, and the consolidated results of operations and cash flows of the Group for the years ended December 31, 2007, 2008 and 2009. Significant intercompany accounts and transactions have been eliminated in consolidation.

(b)
No reportable segment information is presented, as the entire Group’s revenue and assets are derived from operating segments with similar economic characteristics relating to manufacturing and sales of potato starch in the PRC.

(c)	Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are used in accounting for, among other things, the allowance for doubtful accounts, accruals, and the useful lives of property, plant and equipment. Actual results may differ from previously estimated amounts.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Economic and political risks

The majority of the Group’s operations are conducted in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(e)	Seasonality

The Group generally halts its production process from May through July for its production facilities located in the Yunnan and Guizhou provinces. The potato planting season typically begins in March, and potatoes are harvested from early July until the end of December. The harvested potatoes can typically be stored up to four months in cellars by farmers, allowing the facilities in Yunnan and Guizhou to expand their production period through April of each year.

The Group’s production facility in Gansu is located in a colder region in the PRC and typically halts production from January to February.  The Gansu facility will then close for production from June through July and resumes production in August.

During the off season, the production facilities perform routine maintenance on their production lines.

(f)	Cash and cash equivalents

Cash and cash equivalents consist of cash and investments with maturities of less than three months when purchased. Amounts are reported in the balance sheets at cost, which approximates fair value.

(g)	Allowance for doubtful accounts

An allowance for doubtful accounts is provided based on an evaluation of the collectability of accounts receivable, and other receivables. This evaluation primarily consists of an analysis based on current information available about the customer or borrower. Receivable losses are charged against the allowance when the Group believes the uncollectability of the receivable is confirmed. Subsequent recoveries, if any, are credited to the allowance. No allowance for doubtful accounts was deemed necessary as of December 31, 2008 and 2009.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Financial instruments

The carrying value of financial instruments including cash and cash equivalents, trade accounts receivable and payable, income taxes payable and debt approximate fair value due to their short maturities.  The fair value of amounts due to shareholders is not practicable to estimate, due to the related party nature of the underlying transactions.

(i)	Fair value accounting

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 820-10 (“FASB ASC 820-10) establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). As required by FASB ASC 820-10, assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy under FASB ASC 820-10 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

During the years ended December 31, 2007, 2008 and 2009, the Group did not have any assets or liabilities measured at fair value on a recurring or non-recurring basis.

(j)	Inventories

Inventory is stated at the lower of cost or market. Inventory is valued using the weighted average method, which approximates actual cost. Capitalized costs include materials, labor and manufacturing overhead related to the purchase and production of inventories.  Excess and obsolete inventory reserves are established based upon the Group’s evaluation of the quantity of inventory on hand relative to demand.  No reserve for obsolete inventory was deemed necessary as of December 31, 2008 and 2009.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Expenditures for routine repairs and maintenance are expensed as incurred.

Depreciation is calculated on the straight-line basis over each asset’s estimated useful life down to the estimated residual value of each asset. Estimated useful lives are as follows:

Land use rights	52-55 years
Buildings	20 years
Motor vehicles	5 years
Plant and machinery	10 years
Other equipment	5 years

All land in the PRC is owned by the PRC government. The government in the PRC, according to PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Group’s land purchases in the PRC are considered to be land use rights and are stated at cost less accumulated amortization and any recognized impairment loss. The cost of the land use right is amortized on a straight-line basis over the lease term.

The Group reviews and evaluates its property, plant and equipment for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Recoverability is measured by comparing the total estimated future cash flows on an undiscounted basis to the carrying amount of the assets. If such assets are considered to be impaired, an impairment loss is measured and recorded based on the amount that carrying value exceeds discounted estimated future cash flows. The Group’s estimates of future cash flows are based on numerous assumptions, and it is possible that actual future cash flows will be significantly different than the estimates, which are subject to significant risks and uncertainties.  Management believes there is no impairment to property, plant and equipment as of December 31, 2008 and 2009.

(l)	Revenue recognition

The Group generates its revenues from the selling of potato starch products.

Revenues from product sales are recognized only when persuasive evidence of an arrangement exists; delivery has occurred and any necessary customer acceptance has been received; the price to the customer is fixed or determinable, and collectability is reasonably assured. Generally, these criteria are met upon shipment of products and transfer of title to customers.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Income taxes

Income taxes are accounted for using the asset and liability approach. Under this approach, income tax expense is recognized for the amount of taxes payable or refundable for the current year. In addition, deferred tax assets and liabilities are recognized for expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry forwards.  Deferred taxes are measured by applying enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Group recognizes the financial statement impact of a tax position taken or expected to be taken in a tax return in its consolidated financial statements when it is more-likely-than-not that the position will be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

The Group files income tax returns in various foreign jurisdictions.  Various foreign jurisdiction tax years remain open to examination; however, the Group believes any additional assessment, if any, will be immaterial to its consolidated financial statements.  The Group does not believe there will be any material changes in its tax positions over the next 12 months.  Any interest and penalties accrued on any unrecognized tax benefits will be recognized as a component of income tax expense.  As of December 31, 2008 and 2009 the Group did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the years ended December 31, 2007, 2008 and 2009.

(n)	Value added tax (VAT)

Sales of goods in the PRC are subject to VAT at 17% (Output VAT). Input tax on purchases can be deducted from output VAT. The net amount of VAT recoverable from, or payable to, the taxation authority is included as part of “other receivables” or “other payables” in the consolidated balance sheets.

Revenues, expenses and assets are recognized net of the amount of VAT, except:

•
where the VAT incurred on the purchase of assets or services is not recoverable from the taxation authority, in which case the VAT is recognized as part of the cost of the acquisition of the asset or as part of the expense item as applicable; and

•	receivables and payables are stated with the amount of VAT included.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)	Social benefits contributions

Pursuant to the relevant regulations of the PRC government, the Group participates in a local municipal government social benefits plan, whereby the subsidiaries of the Company in the PRC are required to contribute a certain percentage of the basic salaries of their employees to fund their retirement benefits.  The local municipal government undertakes to assume the retirement benefits obligations of all existing and future retired employees of the subsidiaries of the Company. The only obligation of the Company is to pay the ongoing required contributions.  Contributions are charged to expense as incurred. There are no provisions whereby forfeited contributions may be used to reduce future contributions. Amounts contributed during the years ended December 31, 2007, 2008 and 2009 are disclosed in Note 7.

(p)	Advertising

The Group charges all costs of advertising to expense.  The Group incurred no advertising expense during the years ended December 31, 2007, 2008 and 2009.

(q)	Foreign currency translation

The functional currency of HK Wai Bo is the Hong Kong Dollar (“HK$”). The functional currency of the Group’s wholly-owned PRC subsidiaries is the Chinese Renminbi Yuan, (“RMB”). The RMB is not freely convertible into foreign currencies. The Group’s Hong Kong and PRC subsidiaries’ financial statements are maintained in their respective functional currencies. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the consolidated financial statements of the Group have been translated into United States dollars (“US$”). Assets and liabilities are translated at exchange rates at the balance sheet dates, revenue and expenses are translated at average exchange rates, and shareholders’ equity is translated at historical exchange rates. Any resulting translation adjustments are not included in determining net income but are included as a foreign currency translation adjustment to other comprehensive income, a component of shareholders’ equity.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)	Foreign currency translation (continued)

The exchange rates applied are as follows:

	December 31,
	2007	2008	2009
Conversion from HK$ into US$:
Year end exchange rate	7.80	7.75	7.76
Average yearly exchange rate	7.80	7.78	7.75

Conversion from RMB into US$:
Year end exchange rate	7.30	6.82	6.83
Average yearly exchange rate	7.58	6.93	6.83

(r)	Sales, use and other value added tax

Revenue is recorded net of applicable sales, use and value added tax.

(s)	Recently issued accounting guidance

In January 2010, the FASB issued additional disclosure requirements for fair value measurements. In accordance with the new guidance, the fair value hierarchy disclosures are to be further disaggregated by class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the balance sheet. In addition, significant transfers between Levels 1 and 2 of the fair value hierarchy will be required to be disclosed. These additional requirements are effective for the Group on January 1, 2010. These amendments will not have a material impact on the consolidated financial statements; however they will require additional disclosures. In addition, the guidance requires more detailed disclosures of the changes in Level 3 instruments. These changes will be effective for the Group on January 1, 2011 and are not expected to have a material impact on the consolidated financial statements.

In June 2009, the FASB approved its ASC or Codification as the single source of authoritative United States accounting and reporting standards applicable for all nongovernmental entities, with the exception of the Securities and Exchange Commission (the “SEC”) and its staff. The Codification, which changes the referencing of financial standards, was effective for interim or annual financial periods ending after September 15, 2009. Therefore, beginning in the third quarter of fiscal year 2009, all references made to US GAAP use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing US GAAP, it did not have any impact on the Group’s consolidated financial statements.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(s)	Recently issued accounting guidance (continued)

In May 2009, the FASB issued guidelines on subsequent event accounting which set forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. These guidelines were effective for annual periods ending after June 15, 2009.  In February 2010, the FASB amended this standard whereby companies that file with the SEC are required to evaluate subsequent events through the date the financial statements are issued, but are no longer required to disclose in the financial statements that they have done so or disclose the date through which subsequent events have been evaluated. Management evaluates all subsequent events through the date of the issuance of the Group’s consolidated financial statements (Note 12).

3.	INVENTORIES

Inventories consist of:

	December 31,
	2008	2009

Raw materials	$567	$364
Finished goods	803	835

	$1,370	$1,199

4.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of:

	December 31,
	2008	2009
At cost:
Land use rights	$689	$688
Buildings	2,106	2,100
Motor vehicles	164	164
Plant and machinery	9,159	9,149
Other equipment	57	66
	12,175	12,167
Less accumulated depreciation	(2,986)	(3,952)

	$9,189	$8,215

At December 31, 2008 and 2009, property and equipment with carrying amounts of $5.9 million and $5.7 million, respectively, were pledged as collateral for bank facilities granted to the Group (Note 5).  Depreciation expense for the years ended December 31, 2007, 2008 and 2009 was approximately $0.8 million, $0.9 million and $1.0 million, respectively.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

5.	DEBT

	December 31,
	2008	2009

Secured bank borrowings	$2,932	$2,929
Unsecured government loans, non-interest bearing	704	702

	3,636	3,631
Less current portion of long-term debt	(2,932)	(3,631)

Long-term debt	$704	$-

As of December 31, 2008 and 2009, the Group has borrowings from banks, expiring at various dates through December 31, 2010, primarily used to finance working capital requirements.  The bank borrowings are in the form of credit facilities and amounts available to the Group from the bank are based off of collateral pledged. All banking facilities available to the Group were fully utilized as of December 31, 2008 and 2009.  Each draw on the bank facilities has a fixed term of twelve months for repayment. The interest rates on these borrowings are fixed at 5.31% per annum as of December 31, 2009, and range from 5.58% to 8.22% as of December 31, 2008.  The weighted average short-term borrowing rate was 6.53%, 7.19% and 5.13% for the years ended December 31, 2007, 2008 and 2009, respectively.  These borrowings are collateralized by certain property, plant and equipment of the Group.

The Group also has government loans outstanding at December 31, 2008 and 2009 which are non-interest bearing and unsecured.  These government loans were repaid in full on August 30, 2010.

6.	INCOME TAXES

Pre-tax income from operations for the years ended December 31, 2007, 2008 and 2009, was taxable in the following jurisdiction:

	Year Ended December 31,
	2007	2008	2009

Current income tax expense - PRC	$628	$1,026	$2,625

(a)    United States of America

No U.S. corporate income taxes are provided for in these consolidated financial statements, as the Group is not subject to US income taxes.

(b)    Hong Kong

No provision has been made for Hong Kong profits tax as the Group did not earn income subject to Hong Kong profits tax.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

6.	INCOME TAXES (Continued)

(c)	PRC

Yunnan WeiLi, Guizhou WeiLi and Gansu WeiBao (the “PRC subsidiaries”) were entitled to enjoy a preferential tax rate of 15% from 2003 to 2008 as the PRC subsidiaries are engaged in agricultural projects encouraged by the government in the western region of China. In addition, the PRC subsidiaries are entitled to a full exemption from both the PRC state and local corporate income tax for the first two profitable calendar years of their operations and thereafter a 50% relief from the PRC state corporate income tax (a rate of 7.5%) and a full exception from local corporate income tax for the following three calendar years.

The year ended December 31, 2007 was the third profitable calendar year of operations for Yunnan WeiLi and Guizhou WeiLi and first profitable calendar year of operations for Gansu WeiBao.  Therefore for 2007, Yunnan WeiLi and Guizhou WeiLi enjoyed 50% relief from the PRC state corporate income tax while Gansu WeiBao was entitled to full exemption.

In addition to the above, based on the circular entitled Scope of Preliminary Processing of Agricultural Products Entitled to Preferential Enterprise Income Tax Policies (Trial Implementation) published by Ministry of Finance (“MOF”) and State Administrative of Taxation (“SAT”), the PRC subsidiaries are entitled to full exemption from the PRC corporate income tax beginning January 1, 2008.  The exemption currently is not subject to any limitations.

A reconciliation of the PRC statutory tax rate to the actual provision for income taxes is as follows:

	Years Ended December 31,
	2007	2008	2009

PRC tax rate	15%	15%	15%

Computed expected income tax expense	$1,789	$2,993	$3,671
Tax exempt income – PRC subsidiaries	(1,167)	(3,005)	(3,792)
Hong Kong holding company losses	6	12	121
PRC withholding tax on dividends	-	1,026	2,625

Income tax expense	$628	$1,026	$2,625

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

6.	INCOME TAXES (Continued)

Pursuant to the New Tax Law, dividends declared by the PRC subsidiaries to their parent companies incorporated in Hong Kong are subject to withholding tax.  In accordance with Caishui (2008) No. 1 (“Circular 1”) issued by State Tax Authorities in February 2008, undistributed profits from the PRC subsidiaries up to December 31, 2007 are exempt from withholding tax when they are distributed in the future.  As a result, current income tax for 2008 and 2009 includes a provision for dividend withholding tax for distributable profits that were earned subsequent to January 1, 2008.

7.	EMPLOYEE BENEFITS

The Group’s subsidiaries in the PRC participate in a government-mandated social benefits plan pursuant to which certain retirement, medical, housing and other welfare benefits are provided to employees. Chinese labor regulations require the Group’s PRC subsidiaries to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly base compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Group has no further commitments beyond its monthly contribution.  The Group recorded expenses of approximately $0.2 million, $0.3 million and $0.4 million related to plan contributions during the years ended December 31, 2007, 2008 and 2009 respectively.

8.       RELATED PARTY BALANCES AND TRANSACTIONS

The amounts due to shareholders as of December 31, 2007, 2008 and 2009 and annual transactions are as follows:

	2007	2008	2009

Balance at January 1,	$8,212	$8,687	$9,964
Cash advances from shareholders	4,473	5,719	7,442
Repayment of cash advances from shareholders	(3,835)	(4,342)	(9,517)
Issuance of ordinary shares	-	-	(7,281)
Exchange difference	(163)	(100)	(12)

Balance at December 31,	$8,687	$9,964	$596

The amounts due to shareholders are unsecured, non-interest bearing and have no fixed terms of repayment.  Cash advances received from shareholders are primarily used by the Group to finance working capital requirements.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

9.	SHAREHOLDERS’ EQUITY

(a)	Statutory reserve

In accordance with the relevant regulations of the PRC, the Group’s subsidiaries registered in the PRC are required to transfer 10% of their net income after tax, if any, to a statutory reserve until such reserve reaches 50% of their registered capital. As of December 31, 2009, all of the PRC subsidiaries statutory reserves have reached 50% of their registered capital. Subject to certain restrictions as set out in the relevant regulations and the articles of association of these PRC subsidiaries, the statutory reserve may be used to offset the accumulated losses, or for capitalization as paid-up capital of the subsidiaries, provided that the balance after such issue is not less than 25% of their registered capital.

In accordance with the relevant PRC regulations and the Articles of Association of the Group’s subsidiaries in the PRC, appropriations of net income as reflected in its PRC statutory financial statements are to be allocated to each of the general reserve and enterprise expansion reserve, as determined by the resolution of the Board of Directors annually. For the years ended December 31, 2007, 2008 and 2009, $1.8 million, $2.2 million and $0.2 million of reserves, respectively, were appropriated.

(b)	Dividend restrictions and reserves

The Group’s structure creates restrictions on its payment of dividends. The payment of dividends is also subject to numerous restrictions imposed under PRC law, including restrictions on the conversion of local currency into United States dollars and other currencies.

10.	CONCENTRATION OF RISK

Financial instruments that potentially subject the Group to a significant concentration of credit risk consist principally of the following:

(a)	Cash and cash deposits

The Group maintains its cash and cash deposits primarily with various China State-owned banks and Hong Kong-based financial institutions. The Group performs periodic evaluations of the relative credit standing of those financial institutions.

(b)	Trade receivables

The Group sells potato starch to customers in the PRC. Management considers that the Group’s current customers are generally creditworthy and credit is extended based on an evaluation of the customers’ financial condition. Therefore collateral is generally not required. The Group evaluates accounts receivable for potential credit losses based on its loss history and aging analysis. Such losses have been within management’s expectations. At December 31, 2008 and 2009, the five largest customers accounted for 25% and 19% of trade receivables, respectively.  No single customer exceeds 10% of trade receivables. For the years ended December 31, 2007, 2008 and 2009, the five largest customers accounted for 23%, 23% and 20% of net sales, respectively.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

10.	CONCENTRATION OF RISK (Continued)

(c)	Commodity risk

The cash flows and profitability of the Group’s operations are significantly affected by the market price of potato starch and potatoes. These commodity prices can fluctuate widely and are affected by factors beyond the Group’s control.

(d)	Foreign currency risk

The RMB is not freely convertible into foreign currencies. The State Administration for Foreign Exchange, under the authority of People’s Bank of China, controls the conversion of the RMB into foreign currencies. The value of the RMB is subject to changes in PRC government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China.

11.	COMMITMENTS AND CONTINGENCIES

(a)	Capital commitments

As of December 31, 2009, the Group had entered into agreements with the People’s Government of the Zhaoyang District, Yunnan Province to purchase property, plant and equipment totaling approximately $19 million related to the construction of two production facilities.

(b)	Lease commitments

Operating lease commitments include commitments under non cancellable lease agreements for the Group’s office premises, as well as a land lease.   The leases expire from July 2011 through October 2042.  The future minimum rental payments as of December 31, 2009 were as follows:

Year ending	Amount

2010	$540
2011	295
2012	22
2013	22
2014	22
Thereafter	611

$1,512

Rent expense under operating leases was $0.1 million, $0.1 million and $0.3 million for the years ended December 31, 2007, 2008 and 2009, respectively.

HONG KONG WAI BO INTERNATIONAL LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007, 2008 AND 2009
(US dollars in thousands, except share and per share data)

12.	SUBSEQUENT EVENTS

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the consolidated financial statements for the period ended December 31, 2009, subsequent events were evaluated by management of the Company through October 21, 2010, the date on which the consolidated financial statements were issued.

Yunnan WeiBao Modified Starch Limited (“Yunnan WeiBao”) was formed in August 2010 as a wholly-owned PRC subsidiary of HK Wai Bo. Yunnan WeiBao will be principally engaged in the business of processing potatoes and selling potato starch products, and intends to commence those operations in 2011.

On October 21, 2010, HK Wai Bo’s shareholders transferred 100% of the outstanding shares of the Company to CFO Consultants, Inc. (“CFO Consultants”), a publicly traded US shell company, in exchange for 361,920,000 shares of common stock of CFO Consultants (the “Share Exchange”), equal to 96% of the issued and outstanding shares of CFO Consultants on a fully diluted basis, after giving effect to the conversion of an outstanding convertible note of CFO Consultants held by a third party.  The shareholders of HK Wai Bo have designated that their shares of CFO Consultants are to be held in Kai Bo Holdings Limited, a Bermuda Holding Company.

The Share Exchange is being accounted for as a reverse acquisition and a recapitalization of HK Wai Bo.  HK Wai Bo is the acquirer for accounting purposes and CFO Consultants is treated as the acquired company.  Accordingly, as of the date of exchange, HK Wai Bo’s historical financial statements for the periods prior to the acquisition become those of CFO Consultants retroactively restated for, and giving effect to, the number of shares received in the Share Exchange.  The retained earnings of HK Wai Bo are carried forward after the acquisition.